SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2007

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York .	0-13992 .	11-2644640 .
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)

400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2007, in connection with the Acquisitions described under Item 2.01 below, Cyber Digital, Inc. (the "Company") issued to Laurus Master Fund, Ltd. ("Laurus") a secured convertible term note in outstanding principal amount of $1,307,338.26 (the "Note"), the proceeds of which were used to consummate the Acquisition with the Seller (as defined under Item 2.01 below) subsequently applying such proceeds to repay outstanding indebted owing by the Seller to Laurus. A copy of the Note is attached as Exhibit 10.2 to this Current Report on Form 8-K. The Company sold the Note to Laurus, an "accredited investor" as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Act"), pursuant to the terms of a Securities Purchase Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The following is a description of certain of the material terms of the financing transaction with Laurus. The description below does not purport to be a complete description of the material terms of this transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

Maturity Date and Interest Rate. Absent earlier redemption by the Company or earlier conversion by Laurus, as described below, the Note matures on July 1, 2010. Interest will accrue on the unpaid principal of the Note at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%).

Payment of Interest and Principal. Interest on the Note is payable monthly on the first day of each month during the term of the Note, commencing July 1, 2007. Commencing January 2, 2008, the Company is required to make monthly principal payments of $39,616.31 per month (together, with any accrued and unpaid interest payable on such date, the "Monthly Payment Amount").

Conversion Rights.

All or a portion of the outstanding principal and interest due under the Note may be converted into shares of Common Stock upon satisfaction of certain conditions. The Note is initially convertible into shares of the common stock of the Company (the "Common Stock") at a price of $0.50 per share (together with any adjustments Reclassification, Stock Splits, Combinations and Dividends, the "Fixed Conversion Price"). The Fixed Conversion Price is subject to anti-dilution protection adjustments, on a weighted average basis, upon the Company's issuance of additional shares of Common Stock at a price that is less than the then-current Fixed Conversion Price.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at the then-applicable Fixed Conversion Price.

Subject to the restrictions on conversion described below, Laurus shall be required to convert the Monthly Payment Amount due on any date into shares of Common Stock in the event (i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 115% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of a Monthly Payment Amount.

In the event all or any portion of any Monthly Payment Amount is paid in cash, the Company shall be required to pay Laurus an amount equal to 102% of such Monthly Payment Amount.

Redemption Rights. The Company has the option of prepaying the outstanding principal amount of the Note in whole or in part by paying an amount equal to 110% of such principal amount. The Company must give Laurus at least ten business days' prior written notice of its intention to redeem any portion of the principal amount of the Note.

Security. The Note is secured by a lien on substantially all of the Company's assets, other than intellectual property assets, pursuant to the terms of a Master Security Agreement executed by the Company and its subsidiaries in favor of Laurus, signed as of June 22, 2007 for effectiveness as of June 1, 2007, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K. In addition, the Company has pledged its ownership interests in its subsidiaries pursuant to a stock pledge agreement executed by the Company in favor of Laurus, signed as of June 22, 2007 for effectiveness as of June 1, 2007, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K, securing its obligations under the Note. If an event of default occurs under the security agreement, the stock pledge agreement or the Note, Laurus has the right to accelerate payments under the Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the Note.

Additional Restrictions on Conversion. The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon payment of principal or interest on the Note or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 9.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 61 days' prior written notice to the Company.

Registration Rights. Pursuant to the terms of a Registration Rights Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, by and between the Company and Laurus, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K, the Company is generally obligated to file a registration statement on Form S-3 registering the resale of the shares of Common Stock issuable upon conversion of the Note. The Company is required to file the registration statement on or prior to September 20, 2007 and have the registration statement declared effective by the Securities and Exchange Commission on or prior to December 19, 2007. If the registration statement is not timely filed or declared effective within the timeframe described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.0% of the original principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied, provided that in no event will the Company be required to pay Laurus an aggregate fee equal to more than 15.0% of the original principal amount of the Note.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 22, 2007, the Company completed its acquisition with effectiveness as of June 1, 2007, through its wholly-owned subsidiary, CYBD Acquisition, Inc., of 100% of the issued and outstanding shares of the common stock of New Rochelle Telephone Corp., a New York corporation, from eLEC Communications Corp. ("Seller"), and its acquisition, through its wholly-owned subsidiary, CYBD Acquisition II, Inc., of 100% of the issued and outstanding shares of the common stock of Telecarrier Services, Inc., a Delaware corporation, from Seller (collectively, the "Acquisitions").

The information set forth above under Item 1.01 is incorporated into this Item 2.01 by reference.

A copy of the press release dated June 25, 2007 announcing the completion of the Acquisitions is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

(a) The description of the Note and its associated conversion features set forth above under Item 1.01 is incorporated into this Item 3.02 by reference. The Note was issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by the Company in connection with such sale and Laurus represented to us that it was an "accredited investor," as defined in the Act.

Item 9.01. Other Events.

On June 25, 2007, the Company issued a press release announcing the consummation of the Acquisitions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Securities Purchase Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, by and between Cyber Digital, Inc. and Laurus Master Fund, Ltd.

10.2 Secured Convertible Term Note, signed as of June 22, 2007 for effectiveness as of June 1, 2007, issued by Cyber Digital, Inc. to Laurus Master Fund, Ltd.

10.3 Master Security Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, by and among Cyber Digital, Inc., certain of its subsidiaries and Laurus Master Fund, Ltd.

10.4 Registration Rights Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, by and between Cyber Digital, Inc. and Laurus Master Fund, Ltd.

10.5 Stock Pledge Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, by and among Laurus Master Fund, Ltd., Cyber Digital, Inc. and each of the Pledgors named therein.

10.6 Subsidiary Guaranty, signed as of June 22, 2007 for effectiveness as of June 1, 2007, from the Guarantors named therein to Laurus Master Fund, Ltd.

10.7 Funds Escrow Agreement, signed as of June 22, 2007 for effectiveness as of June 1, 2007, among Cyber Digital, Inc., Laurus Master Fund, Ltd. and Loeb & Loeb LLC, as escrow agent.

99.1 Press Release issued by Cyber Digital, Inc., dated June 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 27, 2007	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar Name: J.C. Chatpar Title: President, Chief Executive Officer and Chief Financial Officer